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                          EXHIBIT 23(j)
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                      Consent of Donaldson, Lufkin & Jenrette
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Boards of Directors
National Mortgage Company
 and affiliated corporations
4041 Knight Arnold Road
Memphis, Tennessee  38118

Dear Sirs:

    Reference is hereby made to our letter with respect to the fairness, from a financial point of view, to the stockholders of National Mortgage Company and affiliated corporations (the ``Company'') of the consideration to be received by such shareholders, pursuant to the Merger Agreement between the Company and Boatmen's Bancshares, Inc. (``Boatmen's''), as described in the Registration Statement of Boatmen's on Form S-4 (the ``Registration Statement''), which Boatmen's has filed with the Securities and Exchange Commission in connection with the proposed Mergers (as described in the Merger Agreement).

    In that regard, we hereby consent to the reference to our Firm under the caption ``The Merger -- Opinion of Companies' Financial Advisor'' and to the inclusion of the foregoing letter in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     /s/ Donaldson, Lufkin & Jenrette

                                     Donaldson, Lufkin & Jenrette